Exhibit 10.1

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

BY AND AMONG

COMMSCOPE HOLDING COMPANY, INC.,

THE MANAGEMENT STOCKHOLDERS

AND

CARLYLE-COMMSCOPE HOLDINGS, L.P.

NOVEMBER 12, 2015

EXHIBIT

Exhibit A: Form of Joinder Agreement

SCHEDULE

Schedule A: Management Stockholders

i

SECONDED AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

This Seconded Amended and Restated Stockholders Agreement (this “Agreement”) is made as of November 12, 2015 by and among CommScope Holding Company, Inc., a Delaware corporation (“Company”), the individuals identified on Schedule A as Management Stockholders (collectively, the “Management Stockholders”), Carlyle-CommScope Holdings, L.P. (the “Initial Carlyle Stockholder”), and any other stockholder who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”). For purposes of this Agreement, a stockholder who joins this Agreement pursuant to a Joinder Agreement shall be included in the term “Management Stockholder” or “Carlyle Stockholder” as specified in the applicable Joinder Agreement.

RECITALS

A. In connection with the initial public offering of its capital stock (the “Initial Public Offering”), Company entered into an Amended and Restated Stockholders Agreement, dated October 24, 2013 (the “Original Agreement”), with certain of its stockholders as of that date, and certain stockholders subsequently became parties to the Original Agreement pursuant to the execution of Joinder Agreements.

B. In accordance with Section 4.5 of the Original Agreement, Company, the Investor Majority Interest (as defined in the Original Agreement) and the Management Stockholders holding at least a majority of the Shares held by the Management Stockholders desire to amend and restate the Original Agreement in its entirety as provided herein, effective as of the date hereof (the “Effective Date”).

C. The Board of Directors of Company (the “Board of Directors”) has approved this amendment and restatement of the Original Agreement.

D. The parties hereto desire to agree upon the respective rights and obligations after the Effective Date with respect to the securities of Company now or hereafter outstanding and held by the parties to this Agreement and certain matters with respect to their investment in Company.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION I. DEFINITIONS

1.1 Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” shall mean with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a venture capital fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Bylaws” shall mean Company’s amended and restated bylaws in effect as of the Effective Date, as amended from time to time.

“Carlyle Stockholders” means (i) the Initial Carlyle Stockholder and (ii) any Permitted Transferee or Affiliate of the Initial Carlyle Stockholder (other than a Portfolio Company) which is issued Common Stock or becomes the beneficial owner of any Common Stock or is Transferred any Common Stock by any other Person.

“Carlyle Majority Interest” shall mean, at any given time, the Carlyle Stockholders holding a majority of the outstanding Shares held at that specified time by all Carlyle Stockholders.

“Charter” shall mean Company’s amended and restated certificate of incorporation in effect as of the Effective Date, as amended from time to time.

“Common Stock” shall mean the common stock, par value $0.01 per share, of Company, together with any shares of stock or other securities issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“CommScope” shall mean CommScope, Inc., a Delaware corporation and a wholly owned subsidiary of Company.

“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.

“Director” shall mean a member of the Board of Directors.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law and, in the case of any action by Company that requires a vote or other action on the part of the Board of Directors, to the extent such action is consistent with the fiduciary duties that the Board of Directors may have in such capacity) necessary or desirable to cause such result, including (i) attending meetings in person or by proxy for purposes of obtaining a quorum, (ii) voting or providing a written consent or proxy with respect to Shares, (iii) causing the adoption of resolutions and amendments to the organizational documents of Company, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Permitted Transferee” shall mean (i) in the case of any Stockholder that is not an individual, any Affiliate of such Stockholder, (ii) in the case of the Carlyle Stockholder, any director, officer or employee of any Affiliate of such Carlyle Stockholder, (iii) in the case of a Stockholder that is a limited partnership or limited liability company, any member or general or limited partner of such Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such Stockholder to its partners or members, as applicable, that is contractually required by the terms of such Stockholder’s limited partnership or limited liability company agreement in connection with the dissolution and winding up of such Stockholder and (iv) in the case of any Management Stockholder to (A) (x) such Person’s spouse and such Person’s and his or her spouse’s respective grandparents, parents, siblings, children or descendants, whether by blood, marriage or adoption, (y) any trust of which such Person is the trustee or settler or donor and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement, or (z) any partnership, whose general partner(s) and limited partner(s) (if any) consist solely of one or more Persons identified in this clause (iv)(A) or (B) upon the death of any Management Stockholder or previous Permitted Transferee of any such Person, Transfers to such Person’s or Transferee’s estate, heirs, executors or administrators or to a trust under such Person’s or Transferee’s will, or Transfers between such Person or Transferee and such Person’s or Transferee’s guardian or conservator; provided, however, that in no event shall (A) Company or any of its Subsidiaries or (B) any “portfolio company” (as such term is customarily used among institutional investors) of any Stockholder or any entity controlled by any portfolio company of any Stockholder constitute a “Permitted Transferee”.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement dated as of January 14, 2011 by and among Company, the Initial Carlyle Stockholder and the Management Stockholders.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations thereunder.

“Shares” shall mean, at any time, (i) Common Stock and (ii) any other equity securities now or hereafter issued by Company, together with any options thereon and any other shares of stock or other securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” means the Management Stockholders and the Carlyle Stockholders.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“Transferee” means the recipient of a Transfer.

SECTION II. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Management Stockholders. Each of the Management Stockholders hereby individually represents, warrants and covenants to Company and the Carlyle Stockholders as follows: (a) such Person has full legal capacity to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Person enforceable against such Person in accordance with its terms; and (c) the execution, delivery and performance by such Person of this Agreement does not and will not: (i) violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Person, or require such Person to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; or (ii) constitute a breach of or default under any material agreement to which such Person is a party.

2.2 Representations and Warranties of the Initial Carlyle Stockholder. The Initial Carlyle Stockholder hereby represents, warrants and covenants to Company and the Management Stockholders as follows: (a) the Initial Carlyle Stockholder has full limited partnership power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Initial Carlyle Stockholder enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Initial Carlyle Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Initial Carlyle Stockholder, or require the Initial Carlyle Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which the Initial Carlyle Stockholder is a party.

2.3 Representations and Warranties of Company. Company hereby represents, warrants and covenants to the Stockholders as follows: (a) Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to Company, or require Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Company is a party or by which the property of Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of Company.

SECTION III. BOARD MATTERS

3.1 Board of Directors. From and after the first business day after the Effective Date, each Stockholder hereby agrees to vote, or cause to be voted, all of its Shares, at any annual or special meeting, by written consent, or otherwise, and will take all Necessary Actions within such Stockholder’s control, and Company will take all Necessary Actions within its control, to cause the authorized number of directors on the Board of Directors to be established and remain at eleven (11), or such other number approved pursuant to the terms of this Agreement, and to elect or appoint or cause to be elected or appointed to the Board of Directors and cause to be continued in office:

(i) the senior ranking executive officer of Company and its subsidiaries, who initially, and for so long as he is Company’s Chief Executive Officer, shall be Marvin S. Edwards, Jr. and, for so long as he serves as a Director, Marvin S. Edwards, Jr. shall serve on the Board of Directors of CommScope; and

(ii) Frank M. Drendel for so long as he is employed by CommScope pursuant to that certain Employment Agreement dated as of the January 14, 2011 between him and CommScope, and he shall serve as the Non-Executive Chairman of the Board; and

Company shall cause the individuals designated in accordance with Section 3.1 to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at each meeting of the stockholders of Company at which directors of Company are to be elected, shall recommend that the stockholders of Company elect to the Board of Directors each such individual nominated for election at such meeting.

3.2 Committees of the Board of Directors. From and after the Effective Date, Company shall, and each Stockholder shall use its reasonable best efforts to, cause the Board of Directors to maintain the following committees: (a) an Audit Committee, (b) a Compensation Committee, (c) any other committee needed to comply with applicable laws and regulations and (d) any other committee as the Board of Directors shall determine in its discretion. Each committee shall be comprised of at least three members of the Board and shall have the responsibilities described below and in resolutions of the Board creating such committee.

3.3 Proxies. Each Stockholder hereby appoints the Initial Carlyle Stockholder (or, if the Initial Carlyle Stockholder no longer owns any Shares, such other Carlyle Stockholder (so long as the Carlyle Stockholders have rights hereunder) that is, from time to time, designated by the Carlyle Majority Interest), as its proxy to vote such Stockholder’s Shares, whether at a meeting or by written consent, in accordance with such Stockholder’s agreements contained in this Agreement. The power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on has been approved by the Carlyle Majority Interest and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support an irrevocable power. The Initial Carlyle Stockholder (or other Carlyle Stockholder appointed as the proxy as described in this Section 3.3) agrees that such proxy shall only be voted in a manner not inconsistent with this Agreement.

3.4 Additional Management Provisions.

(a) The Stockholders and Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when the Carlyle Stockholders take any action under this Agreement to give or withhold its consent, the Carlyle Stockholders shall have no duty (fiduciary or other) to consider the interests of Company or the other Stockholders and may act exclusively in its own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

(b) The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of Company’s Bylaws. Each of the parties covenants and agrees to take all Necessary Actions within its control to ensure that the Charter and Bylaws do not, at any time, conflict with the provisions of this Agreement.

3.5 Company. Company will not give effect to any action by any Stockholder which is in contravention of this Section III.

SECTION IV. MISCELLANEOUS PROVISIONS

4.1 Information and Access Rights.

(a) Available Financial Information. Upon written request, Company will deliver, or will cause to be delivered, to each Carlyle Stockholder (until such time as such Carlyle Stockholder shall cease to own any Shares):

(i) as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of Company and its subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of Company and its subsidiaries, for each month and for the current fiscal year of Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto), together with a comparison of such statements to the corresponding periods of the prior fiscal year and to Company’s business plan then in effect and approved by the Board of Directors;

(ii) an annual budget, a business plan and financial forecasts for Company for the fiscal year of Company (the “Annual Budget”), no later than three (3) business days after the approval thereof by the Board of Directors (but no later than March 31 of such fiscal year), in such manner and form as approved by the Board of Directors, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of Company for the respective periods covered thereby; it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the Carlyle Stockholders as promptly as practicable after such changes have been approved by the Board of Directors;

(iii) as soon as available after the end of each fiscal year of Company, and in any event within 90 days thereafter, (A) the annual financial statements required to be filed by Company pursuant to the Exchange Act or (B) a consolidated balance sheet of Company and its subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of Company and its subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by Company, and a Company-prepared comparison to Company’s Annual Budget for such year as approved by the Board of Directors (the “Annual Financial Statements”); and

(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of Company, and in any event within 45 days thereafter, (A) the quarterly financial statements required to be filed by Company pursuant to the Exchange Act or (B) a consolidated balance sheet of Company and its subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to Company’s Annual Budget then in effect as approved by the Board of Directors, all of the information to be provided pursuant to this Section 4.1(a)(iv) in reasonable detail and certified by the principal financial or accounting officer of Company.

In addition to the foregoing, the Company covenants and agrees to provide periodic updates to each Carlyle Stockholder during the course of the preparation of the Annual Budget and to keep the Carlyle Stockholders reasonably informed as to its progress, status and the budgeted items set forth therein. Notwithstanding anything to the contrary in Section 4.1(a), Company’s obligations thereunder shall be deemed satisfied to the extent that such information is provided by (A) providing the financial statements of any wholly-owned subsidiary of Company to the extent such financial statements reflect the entirety of the operations of the business or (B) in the case of Section 4.1(a)(iii) and Section 4.1(a)(iv), filing such financial statements of Company or any wholly-owned subsidiary of Company whose financial statements satisfy the requirements of clause (A), as applicable, with the Securities and Exchange Commission on EDGAR or in such other manner as makes them publicly available. Company’s obligation to furnish the materials described in Section 4.1(a)(i), Section 4.1(a)(iii) and Section 4.1(a)(iv), shall be satisfied so long as it transmits such materials to the requesting Carlyle Stockholders within the time periods specified therein, notwithstanding that such materials may actually be received after the expiration of such periods.

(b) Other Information. Company covenants and agrees to deliver to each Carlyle Stockholder, upon written request, until such time as such Carlyle Stockholder shall cease to own any Shares, with reasonable promptness, such other information and data (including such information and reports made available to any lender of Company or any of its subsidiaries under any credit agreement or otherwise) with respect to Company and each of its subsidiaries as from time to time may be reasonably requested by any such Carlyle Stockholder. Each such Carlyle Stockholder, until such time as such Carlyle Stockholder shall cease to own any Shares, shall have access to such other information concerning Company’s business or financial condition and Company’s management as may be reasonably requested, including such information as may be necessary to comply with regulatory, tax or other governmental filings.

(c) Access. Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to (a) afford the Carlyle Stockholders and their officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times to Company’s and its subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford the Carlyle Stockholders and their officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of Company and its subsidiaries with their respective officers from time to time as each such Carlyle Stockholder may reasonably request, in each case, until such time as such Carlyle Stockholder shall cease to own any Shares.

4.2 Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in Company and its subsidiaries, any confidential information obtained from Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any confidentiality obligations such third party may have to Company that is known to such Stockholder; provided, that, a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in Company, (ii) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 4.2 as if a Stockholder, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by such Stockholder to be necessary in connection with such Stockholder’s enforcement of its rights in connection with this Agreement or its investment in Company and its subsidiaries, or (v) as may otherwise be required by law or legal, judicial or regulatory process, provided that such Stockholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (v); and provided, further, that the acts and omissions of any Person to whom such Stockholder may disclose confidential information pursuant to clauses (i) through (iii) of the preceding proviso shall be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 4.2.

4.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Date regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

4.4 Legend on Securities. All certificates representing Shares issued to or acquired by any of the Stockholders prior to the Effective Date were endorsed as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 14, 2011, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

In addition to any other legend on the certificates representing Shares held by Stockholders that Company may deem advisable under the Securities Act and applicable state securities laws, substantially the following legend must be typed on each certificate evidencing any of the Shares issued or acquired on or after the Effective Date and held at any time by any of the Stockholders, and the shares represented by such certificates shall be subject to the applicable provisions of this Agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

4.5 Access to Agreement; Amendment and Waiver; Actions of the Board. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of Company. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by Company, such waiver is consented to in writing by the Carlyle Majority Interest. The holders of a majority of the Shares held by the Management Stockholders may waive or amend any provision of this Agreement applicable to the Management Stockholders with the consent of the Carlyle Majority Interest; provided, however, that if a waiver or amendment (or portion thereof) would (or would reasonably be expected to) materially and adversely alter the rights or obligations of any Management Stockholder in a manner materially different from or disproportionate to the Management Stockholders granting such consent, then such waiver or amendment (or portion thereof) shall require the consent of such Management Stockholder whose rights or obligations would be so materially and adversely altered. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Carlyle Majority Interest; provided, that any amendment (or portion thereof) that would (or would reasonably be expected to) materially and adversely alter the rights or obligations of the Management Stockholders relative to the Carlyle Stockholders shall require the express written consent of Management Stockholders holding at least a majority of the Shares held by the Management Stockholders; provided, further, that if an amendment (or portion thereof) would (or would reasonably be expected to) materially and adversely alter the rights or obligations of any Management Stockholder in a manner materially different from or disproportionate to the Management Stockholders granting such consent, then such amendment (or portion thereof) shall require the consent of such Management Stockholder whose rights or obligations would be so materially and adversely altered. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, at any time hereafter, Permitted Transferees or other Persons acquiring Common Stock in accordance with the terms hereof may be made parties hereto by Company and treated as “Management Stockholders” and “Stockholders” for all purposes hereunder by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto and Schedule A may be amended at any time by Company to add such Person as a party hereto.

4.6 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to Company:

CommScope Holding Company, Inc.

1100 CommScope Place, SE

Hickory, NC 28602

Attn: General Counsel

With a copy (which shall not constitute notice):

Carlyle-CommScope Holdings, L.P.

c/o The Carlyle Group

1001 Pennsylvania Ave., NW

Washington, DC 20004

Fax No.: (202) 347-1818

Attn: Campbell R. Dyer

If to the Carlyle Stockholders:

Carlyle-CommScope Holdings, L.P.

c/o The Carlyle Group

1001 Pennsylvania Ave., NW

Washington, DC 20004

Fax No.: (202) 347-1818

Attn: Campbell R. Dyer

If to any Management Stockholder or any Transferee:

At such Person’s address for notice as set forth in the books and records of Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 4.6. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mail or (ii) one day after being deposited with the express overnight courier service, respectively, addressed as aforesaid.

4.7 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4.8 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

4.9 Entire Agreement; Consent to Amendment and Restatement. This Agreement is intended by the parties as a final expression of their agreement as to the subject matter hereof and, together with the Registration Rights Agreement and the Charter, intended to be complete and exclusive statement of the agreement and understanding of the parties with respect to that subject matter, and supersedes all prior agreements and undertakings among the parties hereto with regard to such subject matter, including the Original Agreement. For the avoidance of doubt, each Stockholder, by execution of this Agreement, hereby consents to the amendments to (and the amendment and restatement of) the Original Agreement as set forth herein.

4.10 Termination. This Agreement shall terminate on the earlier of (i) the election of the Carlyle Majority Interest or (ii) such date as the Carlyle Stockholders, in the aggregate, cease to hold any Shares.

4.11 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

4.12 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein and any other Transferee of Common Stock, and shall also apply to any Common Stock acquired by the Stockholders after the date hereof; provided, that, except in connection with a Transfer made to a Permitted Transferee (i) neither this Agreement nor any right arising under this Agreement may be assigned by any party hereto without the prior written consent of the Carlyle Majority Interest, and any attempted assignment, without such consent, will be null and void and (ii) provided that the applicable Transfer is pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act), the Transferee shall not be bound by any of the terms and conditions of this Agreement. Any successor to Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

4.13 Consent to Jurisdiction; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 4.6. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.13. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

4.14 Further Assurances; Company Logo. At any time or from time to time after the Effective Date, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. Company hereby grants the Carlyle Stockholders and their respective Affiliates permission to use Company’s and its subsidiaries’ name and logo in marketing materials.

4.15 Regulatory Matters. Company shall and shall cause its subsidiaries to keep the Carlyle Stockholders informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving Company or any of its subsidiaries, so that the Carlyle Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

4.16 Inconsistent Agreements. Neither Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Common Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Second Amended and Restated Stockholders Agreement as of the date first set forth above.

COMPANY:

CommScope Holding Company, Inc.

By:	/s/ Marvin S. Edwards, Jr.
Name:	Marvin S. Edwards, Jr.
Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Stockholders Agreement]

MANAGEMENT STOCKHOLDERS:

By:	/s/ Frank M. Drendel
Name:	Frank M. Drendel

MARILYN B. DRENDEL FAMILY TRUST

By:	/s/ Frank M. Drendel
Name:	Frank M. Drendel
Title:	Trustee

MARILYN B. DRENDEL GST EXEMPT MARITAL TRUST

By:	/s/ Frank M. Drendel
Name:	Frank M. Drendel
Title:	Trustee

MARILYN B. DRENDEL GST NON-EXEMPT MARITAL TRUST

By:	/s/ Frank M. Drendel
Name:	Frank M. Drendel
Title:	Trustee

MATTHEW C. DRENDEL REVOCABLE TRUST DATED FEBRUARY 24, 2010 – TWO-YEAR GRAT

By:	/s/ Frank M. Drendel
Name:	Frank M. Drendel
Title:	Trustee

MATTHEW C. DRENDEL REVOCABLE TRUST DATED FEBRUARY 24, 2010 – THREE-YEAR GRAT

By:	/s/ Frank M. Drendel
Name:	Frank M. Drendel
Title:	Trustee

MATTHEW C. DRENDEL REVOCABLE TRUST DATED FEBRUARY 24, 2010 – FOUR-YEAR GRAT

By:	/s/ Frank M. Drendel
Name:	Frank M. Drendel
Title:	Trustee

[Signature Page to Amended and Restated Stockholders Agreement]

MANAGEMENT STOCKHOLDERS (Continued):

By:	/s/ Marvin S. Edwards, Jr.
Name:	Marvin S. Edwards, Jr.

[Signature Page to Amended and Restated Stockholders Agreement]

INITIAL CARLYLE STOCKHOLDER:

CARLYLE-COMMSCOPE HOLDINGS, L.P.

By:	/s/ Claudius E. Watts IV
Name: Title:	Claudius E. Watts IV Authorized Person

[Signature Page to Amended and Restated Stockholders Agreement]

EXHIBIT A

Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to the Second Amended and Restated Stockholders Agreement (the “Agreement”) dated as of [•], 2015, by and among CommScope Holding Company, Inc. (and the other parties thereto and for all purposes of the Agreement, the undersigned shall be included within the term [”Management Stockholder”/”Carlyle Stockholder”] (as defined in the Agreement). The undersigned further confirms that the representations and warranties contained in Section II of the Agreement are true and correct as to the undersigned as of the date hereof. The address to which notices may be sent to the undersigned is as follows:

Notice Address:

[NAME OF UNDERSIGNED]

SCHEDULE A

Management Stockholders

Management Stockholders

Frank Drendel
Jearld Leonhardt
Marvin S. Edwards, Jr.
Randall W. Crenshaw
Frank B. Wyatt, II
Philip M. Armstrong
Mark A. Olson
Kap Kim
James Wright
Stanley Catey
Bennett Cardwell
Farid Firouzbakht
Morgan Kurk
William (Jerry) Garrett
Dan Hartnett
John Baker
Matthew Melester
George Brooks
Marilyn B. Drendel Family Trust
Marilyn B. Drendel GST Exempt Marital Trust
Marilyn B. Drendel GSTNon-Exempt Marital Trust
Matthew C. Drendel Revocable Trust Dated February 24, 2010 – Two-Year GRAT
Matthew C. Drendel Revocable Trust Dated February 24, 2010 – Three-Year GRAT
Matthew C. Drendel Revocable Trust Dated February 24, 2010 – Four-Year GRAT
Paul Bell
Jearld L. Leonhardt, as Trustee under the Grantor Retained Annuity Trust dated December 21, 2012, Jearld L. Leonhardt, Grantor
Wendell C. Spruill
Richard A. Huey
Michael McFarland
Brian Pengra